Exhibit 99.1

ABIOMED ANNOUNCES Q2 FY 2022 REVENUE OF $248 MILLION, UP 18% YEAR OVER YEAR

DANVERS, Mass. — October 28, 2021 – ABIOMED, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today announced financial results for the quarter ended September 30, 2021.

Q2 financial summary and operational highlights:

•	Revenue for the quarter totaled $248.1 million, an increase of 18% compared to $209.8 million during the same period of the prior fiscal year.

•	Worldwide Impella® heart pump product revenue for the quarter totaled $235.8 million, an increase of 18% compared to $199.7 million during the same period of the prior fiscal year.

•

U.S. Impella product revenue for the quarter totaled $189.8 million, an increase of 16% compared to $163.2 million during the same period of the prior fiscal year, with U.S. patient usage of Impella heart pumps up 8%.

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Outside the U.S. Impella product revenue for the quarter totaled $46.0 million, an increase of 26% compared to $36.5 million during the same period of the prior fiscal year. Specifically, Europe product revenue for the quarter totaled $31.3 million, an increase of 28% compared to $24.5 million during the same period of the prior fiscal year. In addition, Japan product revenue for the quarter totaled $11.8 million, an increase of 18% compared to $10 million during the same period of the prior fiscal year.

•	Gross margin for the quarter was 82.3% compared to 81.5% during the same period of the prior fiscal year.

•

Non-GAAP operating income* was $60.4 million, or 24.4% non-GAAP operating margin* for the quarter, compared to $61.3 million non-GAAP operating income,* or 29.2% non-GAAP operating margin* during the same period of the prior fiscal year. GAAP operating income and GAAP operating margin were equal to non-GAAP operating income* and non-GAAP operating margin* for the quarter and the same period of the prior fiscal year, as there were no non-GAAP adjustments in the respective periods.

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Non-GAAP net income* increased 2% to $47.2 million, or $1.03 per diluted share, compared to non-GAAP net income* of $46.1 million, or $1.01 per diluted share during the same period of the prior fiscal year. GAAP net income for the quarter was $57.0 million, or $1.24 per diluted share compared to GAAP net income of $62.2 million, or $1.36 per diluted share during the same period of the prior fiscal year.

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The company generated operating cash flows of $60.5 million during the quarter. As of September 30, 2021, the company had $861.5 million of cash and cash equivalents and marketable securities and no debt.

•

On August 18, the company announced that the United States Food and Drug Administration (FDA) granted breakthrough device designation to Abiomed’s Impella ECP expandable percutaneous heart pump. The designation means the FDA will prioritize Impella ECP’s regulatory review processes including design iterations, clinical study protocols and pre-market approval (PMA) application.

“In Q2, we made progress on product innovation and regulatory milestones while leveraging our commercial field team and Abiomed 2.0 Playbook in a challenging environment.” said Michael R. Minogue, Abiomed’s Chairman, President and Chief Executive Officer. “Abiomed remains focused on disciplined execution and sustainable growth as we continue to pursue our goal of becoming the global standard of care for heart pumps that recover hearts and save lives.”

FISCAL YEAR 2022 OUTLOOK

Abiomed started the fiscal year with a range of $990 million to $1,030 million with growth of 17% - 22% versus prior year. After a strong Q1 and a solid July, the company upgraded guidance to $1,030 million to $1,050 million with growth of 22% - 24%. Given the Delta resurgence and the U.S. hospital labor shortages, the company is updating its fiscal year 2022 revenue guidance and expects revenue to be in the range of $1,010 million to $1,030 million, an increase of 19% to 22%, respectively compared to fiscal year 2021, slightly above the original fiscal year 2022 guidance. The company expects its fiscal year 2022 non-GAAP operating margin* to be in the range of 24% - 25%.

*ABOUT NON-GAAP FINANCIAL MEASURES

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the company uses non-GAAP financial measures as described below. The company uses these non-GAAP financial measures for financial and operational decision-making and to evaluate period-to-period comparisons. The company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting, and analyzing future periods. The company believes these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the performance of the company’s business.

The company uses the following non-GAAP financial measures:

Non-GAAP operating income: The company defines non-GAAP operating income as operating income, excluding the charge for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP operating margin: The company defines non-GAAP operating margin as operating margin, excluding the charge for the acquired in-process research and development related to the preCARDIA acquisition.

Non-GAAP net income and net income per diluted share: The company defines non-GAAP net income and net income per diluted share as net income and net income per diluted share, excluding the charge for the acquired in-process research and development related to the preCARDIA acquisition, the gain recognized on its previously owned minority interest in preCARDIA, the unrealized gain on investment in Shockwave Medical and excess tax benefits associated with stock-based compensation. The company defines non-GAAP EPS as non-GAAP net income divided by non-GAAP diluted shares, which are calculated as GAAP weighted average outstanding shares plus dilutive potential shares outstanding during the period.

Refer to the “Reconciliation of GAAP to Non-GAAP Financial Measures” section of this press release.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes it is useful to exclude certain items because such amounts in any specific period may not directly correlate to the underlying performance of its business operations or can vary significantly between periods. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand its business.

EARNINGS CONFERENCE CALL DETAILS

The company will host a conference call to discuss the quarterly results at 8:00 a.m. ET on Thursday, October 28, 2021. The conference call will be hosted by Michael R. Minogue, Chairman, President and Chief Executive Officer and Todd A. Trapp, Vice President and Chief Financial Officer.

To listen to the call live, please tune into the webcast via https://edge.media-server.com/mmc/p/ek7gkmtv or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11:00 a.m. ET October 28, 2021 through 11:00 a.m. ET on November 4, 2021. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 5929017.

ABOUT ABIOMED

Based in Danvers, Massachusetts, USA, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support and oxygenation. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com. Abiomed, Impella, Impella 2.5, Impella 5.0, Impella LD, Impella CP, Impella RP, Impella 5.5, Impella Connect, and SmartAssist are registered trademarks of Abiomed, Inc., and are registered in the U.S. and certain foreign countries. Impella ECP, Impella XR Sheath, Impella BTR, CVAD STUDY, STEMI DTU, Automated Impella Controller and Abiomed Breethe OXY-1 System are pending trademarks of Abiomed, Inc.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including, without limitation, statements regarding development of Abiomed's existing and new products, the company's progress toward commercial growth, future opportunities and expected regulatory approvals and statements in the paragraph under “Fiscal Year 2022 Outlook” section regarding certain business metrics on either or both a GAAP or non-GAAP basis. All statements, other than statements of historical facts, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. The company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including, without limitation: the scope, scale and duration of the impact of the COVID-19 pandemic, the company’s dependence on Impella® products for all of its revenues; the company’s ability to successfully compete against its existing or potential competitors; the acceptance of the company’s products by cardiac surgeons and interventional cardiologists; long sales and training cycles associated with expansion into new hospital cardiac centers; reduced market acceptance of the company’s products due to lengthy clinician training process; the company’s ability to effectively manage its growth; the company’s ability to successfully commercialize its products; the company’s ability to obtain regulatory approvals and market and sell its products in certain jurisdictions; enforcement actions and product liability suits relating to off-label uses of the company’s products; unsuccessful clinical trials or procedures relating to products under development; the company’s ability to maintain compliance with regulatory requirements; the failure of third-party payers to provide reimbursement of the company’s products; the company’s ability to increase manufacturing capacity to support continued demand for its products; the company or its vendors’ failure to achieve and maintain high manufacturing standards; the failure of the company’s suppliers to provide the components the company requires; the company’s ability to expand its direct sales activities into international markets; the outcome of ongoing securities class action litigation relating to our public disclosures, the company’s ability to integrate acquired companies into its operations and other risks and challenges detailed in the company's filings with the Securities and Exchange Commission (the “SEC”), including the most recently filed Annual Report on Form 10-K and the filings subsequently filed with or furnished to the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. Unless otherwise required by law, the company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Todd Trapp	Tom Langford
Vice President and Chief Financial Officer	Director, Corporate Communications & PR
978-646-1680	978-882-8408
ttrapp@abiomed.com	tlangford@abiomed.com

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	September 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$241,882	$232,710
Short-term marketable securities	408,677	350,985
Accounts receivable, net	89,568	97,179
Inventories, net	85,986	81,059
Prepaid expenses and other current assets	45,374	26,032
Total current assets	871,487	787,965
Long-term marketable securities	210,979	264,085
Property and equipment, net	197,184	197,129
Goodwill	78,166	78,568
Other intangibles, net	41,062	42,150
Deferred tax assets	2,975	11,380
Other assets	128,181	113,082
Total assets	$1,530,034	$1,494,359
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,621	$34,842
Accrued expenses	56,744	66,046
Deferred revenues	24,078	24,322
Other current liabilities	5,579	3,759
Total current liabilities	114,022	128,969
Other long-term liabilities	8,303	10,162
Contingent consideration	22,314	24,706
Deferred tax liabilities	832	847
Total liabilities	145,471	164,684
Commitments and contingencies
Stockholders' equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	455	453
Authorized - 100,000,000 shares; Issued 48,197,044 shares as of September 30, 2021 and 47,929,402 shares as of March 31, 2021
Outstanding 45,496,563 shares as of September 30, 2021 and 45,270,948 shares as of March 31, 2021
Additional paid in capital	840,387	800,690
Retained earnings	858,435	828,007
Treasury stock at cost 2,700,481 shares as of September 30, 2021 and 2,658,454 shares as of March 31, 2021	(300,158)	(288,030)
Accumulated other comprehensive loss	(14,556)	(11,445)
Total stockholders' equity	1,384,563	1,329,675
Total liabilities and stockholders' equity	$1,530,034	$1,494,359

Abiomed, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2021	2020	2021	2020
Revenue	$248,142	$209,764	$500,727	$374,614
Costs and expenses:
Cost of revenue	43,886	38,736	89,074	74,719
Research and development	41,041	30,525	78,749	56,882
Selling, general and administrative	102,779	79,167	206,263	147,611
Acquired in-process research and development	—	—	115,490	—
	187,706	148,428	489,576	279,212
Operating income	60,436	61,336	11,151	95,402
Other income:
Investment income, net	977	1,822	2,027	4,219
Other income, net	5,858	9,757	44,743	34,370
	6,835	11,579	46,770	38,589
Income before income taxes	67,271	72,915	57,921	133,991
Income tax provision	10,318	10,702	27,493	27,190
Net income	$56,953	$62,213	$30,428	$106,801

Net income per share - basic	$1.25	$1.38	$0.67	$2.37
Weighted average shares outstanding - basic	45,437	45,104	45,374	45,057

Net income per share - diluted	$1.24	$1.36	$0.66	$2.34
Weighted average shares outstanding - diluted	45,893	45,661	45,857	45,609

Abiomed, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2021	2020	2021	2020
GAAP operating income	$60,436	$61,336	$11,151	$95,402
Acquired in-process research and development (1)	—	—	115,490	—
Non-GAAP operating income	$60,436	$61,336	$126,641	$95,402

GAAP operating margin	24.4%	29.2%	2.2%	25.5%
Non-GAAP operating margin	24.4%	29.2%	25.3%	25.5%

GAAP net income	56,953	$62,213	$30,428	$106,801
Acquired in-process research and development (1)	—	—	115,490	—
Gain on previously held interest in preCARDIA (2)	—	—	(20,980)	—
Excess tax benefits on stock-based compensation (3)	(6,171)	(7,932)	(9,801)	(8,454)
Gain on investment in Shockwave Medical (4)	(3,611)	(8,167)	(16,912)	(26,101)
Non-GAAP net income	$47,171	$46,114	$98,225	$72,246

GAAP diluted net income per share	$1.24	$1.36	$0.66	$2.34
Acquired in-process research and development (1)	—	—	2.52	—
Gain on previously held interest in preCARDIA (2)	—	—	(0.46)	—
Excess tax benefits on stock-based compensation (3)	(0.13)	(0.17)	(0.21)	(0.19)
Gain on investment in Shockwave Medical (4)	(0.08)	(0.18)	(0.37)	(0.57)
Non-GAAP diluted net income per share	$1.03	$1.01	$2.14	$1.58

GAAP diluted weighted-average shares outstanding	45,893	45,661	45,857	45,609
Non-GAAP diluted weighted-average shares outstanding	45,893	45,661	45,857	45,609

Notes:

(1) In May 2021, the company acquired the remaining interest in preCARDIA for $82.8 million. The company determined that substantially all of the fair value of the acquisition related to the acquired in-process research and development asset, which resulted in accounting for the transaction as an asset acquisition. The fair value of the acquired in-process research and development asset of $115.5 million is primarily comprised of the net consideration paid for the acquired remaining interest of $82.8 million and our previously owned minority interest in preCARDIA of $32.4 million. Since the acquired technology platform is pre-commercial and has not reached technical feasibility as defined by the accounting rules, the cost of the in-process research and development asset was expensed, resulting in a charge of $115.5 million for the six months ended September 30, 2021.

(2) The company recognized a gain of $21 million related to its previously owned minority interest in preCARDIA as described in note (1) above, within the condensed consolidated statement of operations for the six months ended September 30, 2021.

(3) Amount represents the impact of excess tax benefits associated with stock-based compensation in each respective period presented. The company recognized excess tax benefits associated with stock-based compensation of $6.2 million and $7.9 million as an income tax benefit for the three months ended September 30, 2021 and 2020, respectively. The company recognized excess tax benefits associated with stock-based compensation of $9.8 million and $8.5 million as an income tax benefit for the six months ended September 30, 2021 and 2020, respectively.

(4) Amount represents the unrealized gain on investment in Shockwave Medical in each respective period presented. The company recognized an unrealized gain on investment in Shockwave Medical of $4.8 million ($3.6 million, net of tax benefit) and $10.8 million ($8.2 million, net of tax benefit) within other income for the three months ended September 30, 2021 and 2020, respectively. The company recognized an unrealized gain on investment in Shockwave Medical of $22.4 million ($16.9 million, net of tax benefit) and $32.3 million ($26.1 million, net of tax benefit) within other income for the six months ended September 30, 2021 and 2020, respectively.

Refer to "About Non-GAAP Financial Measures" section of this press release.